Exhibit 10.1

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of August 29, 2012, but to be effective as of August 1, 2012, by and among SCIQUEST, INC., a Delaware corporation (“Parent”), SCIQUEST CANADA HOLDINGS ULC, a British Columbia unlimited liability company (“Buyer”), 3761258 CANADA INC. (formerly UPSIDE SOFTWARE INC.), a Canadian corporation (“Seller”), ASHIF MAWJI, an individual resident of the Province of Alberta (“Mawji”), 937275 ALBERTA LTD., an Alberta corporation (“937275 Alberta”, and together with Mawji, the “Principal Shareholders”), 1680787 ALBERTA LTD., an Alberta corporation (“HoldCo”), and MAWJI FAMILY TRUST, a trust formed pursuant to the laws of the Province of Alberta (“Family Trust”).

RECITALS:

A.	Parent, Buyer, Seller, Mawji, 937275 Alberta, HoldCo and Mawji Family Trust are parties to that certain Asset Purchase Agreement, dated July 24, 2012 (the “Original Agreement”).

B.	In order to clarify that Seller retained its Cash and Cash Equivalents and that the Purchase Price was reduced by an amount equal to such Cash and Cash Equivalents, the parties desire to amend the Original Agreement as set forth herein.

C.	Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Original Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein, the parties hereto agree as follows:

1. Section 4.02(a) of the Original Agreement is hereby amended to read in its entirety as follows:

(a)         RESERVED

2. Section 4.03 of the Original Agreement is hereby amended by the addition of a clause (i) to read in its entirety as follows:

(i)         all cash, cash equivalents and short-term investments of Seller (collectively, “Cash and Cash Equivalents”).

3. Section 4.09 of the Original Agreement is hereby amended to read in its entirety as follows:

4.09 Purchase Price

On the terms and subject to the conditions of, and the adjustments contemplated by, this Agreement and the Escrow Agreement, in consideration of the sale and assignment of the Purchased Assets by Seller to Buyer and in addition to Buyer’s assumption of the Assumed Liabilities, Buyer agrees to pay the purchase price (the “Purchase Price”) of Twenty-Two Million Four Hundred Forty-Six Thousand Nine Hundred Eighty U.S. Dollars and Fifteen Cents ($22,446,980.15) to Seller as follows:

(a)	At Closing, Buyer shall pay to Seller in cash by wire transfer to the account set forth on Schedule 4.09(a) of the Disclosure Letter an amount (the “Closing Payment”) equal to Twenty-Two Million Four Hundred Forty-Six Thousand Nine Hundred Eighty U.S. Dollars and Fifteen Cents ($22,446,980.15) less (i) the Indemnification Escrow Amount and (ii) the principal amount of the Assignment Note;

(b)	At Closing, Four Million Two Hundred Fifty Thousand U.S. Dollars ($4,250,000) of the Purchase Price shall be satisfied by the set-off against, and cancellation of, the Assignment Note; and

(c)	At Closing, Buyer shall deposit with the Escrow Agent cash in an amount equal to the Indemnification Escrow Amount, which shall be held by the Escrow Agent and dealt with pursuant to the Escrow Agreement, and Buyer shall cause the Escrow Agent to deliver, on or before the Closing Date, written confirmation of such deposit to Seller.

Seller and the Principal Shareholders acknowledge that the payments to be made pursuant to this Section 4.09 together with the assumption of the Assumed Liabilities constitute payment in full of the Purchase Price.

4. Section 10.02(a)(viii) of the Original Agreement is hereby amended to read in its entirety as follows:

(a)(viii)         RESERVED

5. Section 10.03(a)(v) of the Original Agreement is hereby amended to read in its entirety as follows:

(a)(v)         RESERVED

6. Section (f) of Exhibit A to the Original Agreement is hereby amended to read in its entirety as follows:

(f)         RESERVED

7. The references to “Marketable Securities Estimate” and to “Section 4.09” in the Chart at the end of Exhibit A of the Original Agreement are hereby amended to read in their entirety as follows:

RESERVED

8. As amended by this Amendment, the Original Agreement shall continue in full force and effect in accordance with its terms. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Original Agreement, the terms and conditions of this Amendment shall prevail. Any reference to the Original Agreement contained in any other document or instrument shall be deemed to be a reference to the Original Agreement as amended hereby.

9. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The signatures to this Amendment may be delivered via facsimile or email correspondence in portable document form (PDF) and such signatures may be relied upon, and shall have the same force and effect, as the originals of such signatures.

10. This Amendment shall be governed by, and construed and enforced in accordance with, the terms of the Original Agreement, as amended by this Amendment.

IN WITNESS WHEREOF, this Amendment No. 1 to Asset Purchase Agreement has been duly executed and delivered by the parties as of the date first above written.

BUYER: SCIQUEST CANADA HOLDINGS ULC

By:	/s/ Stephen J. Wiehe
Name: Stephen J. Wiehe
Title: Chief Executive Officer

PARENT: SCIQUEST, INC.

By:	/s/ Stephen J. Wiehe
Name: Stephen J. Wiehe
Title: Chief Executive Officer

SELLER AND PRINCIPAL SHAREHOLDERS: 3761258 CANADA INC.

By:	/s/ Ashif Mawji
Ashif Mawji, Chief Executive Officer

/s/ Ashif Mawji
Ashif Mawji, individually

937275 ALBERTA LTD.

By:	/s/ Ashif Mawji
Name: Ashif Mawji
Title: Director

1680787 ALBERTA LTD.

By:	/s/ Ashif Mawji
Name: Ashif Mawji
Title: Director

MAWJI FAMILY TRUST

By:	/s/ Ashif Mawji
Name: Ashif Mawji
Title: Trustee